EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843, 333-71261, 333-86147 and 333-39588)
and on Form S-3 (Registration No.333-95649) of our reports dated March 28, 2001, relating to consolidated financial statements and consolidated financial statement schedule which appear in this Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP
Woodland Hills, California
April 2, 2001